UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2005
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 27, 2005 the independent directors of the Board of Directors of the Company (“Board”), in executive session, approved, effective July 27, 2005, an amendment to the employment agreement (“Employment Agreement”) between the Company and Edward J. Zander, the Chairman and Chief Executive Officer of the Company, dated as of December 15, 2003, as amended, reducing Mr. Zander’s requirement to purchase 100,000 shares of Motorola common stock (“Shares”) by July 31, 2005 to 75,000 Shares, for the following reasons.
     Mr. Zander has already purchased 75,000 Shares and currently holds an additional 758,637 Shares and Share equivalents of Motorola restricted stock and Motorola restricted stock units. The Board believes that Mr. Zander’s current holdings of 833,637 Shares and Share equivalents fully align his interest with that of the Company’s shareholders and that the purchase of the remaining 25,000 Shares by July 31, 2005 is not necessary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: July 29, 2005	By:	/s/ Ruth A. Fattori
Ruth A. Fattori
Executive Vice President, Human Resources